Calculation of Filing Fee Tables
S-8
M-tron Industries, Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	1,000,000	$ 74.76	$ 74,760,000.00	0.0001381	$ 10,324.36
Total Offering Amounts:							$ 74,760,000.00		$ 10,324.36
Total Fees Previously Paid:									$ 0.00
Total Fee Offsets:									$ 0.00
Net Fee Due:									$ 10,324.36
Offering Note
[1]	(a) Amount Registered - Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 relates to such additional number of shares of the Company's Common Stock available for issuance under the Company's Second Amended and Restated M-tron Industries, Inc. 2022 Incentive Plan (the "Plan") as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event or transaction, or as otherwise provided for in the Plan. (b) Proposed Max Offering Price per Unit / Maximum Aggregate Offering Price - Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low prices per share of the Company's Common Stock as reported on the NYSE American on September 21, 2026 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $74.76.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A